Exhibit 32.2

CERTIFICATION
OF
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANE-SOXLEY ACT OF 2002

The undersigned hereby certify, pursuant to, and as required by, 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the SarbanesOxley Act of 2002, that the Quarterly Report of Novume Solutions, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Annual Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2018	/s/ Riaz Latifullah
Riaz Latifullah
EVP Corporate Development
Principal Financial and Accounting Officer

A signed original of this written statement required by Section 906 of the SarbanesOxley Act of 2002 has been provided to Novume Solutions, Inc. and will be retained by Novume Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.